SECURED PROMISSORY NOTE

$1,200,000.00	Heathrow, Florida
April 5, 2024

FOR VALUE RECEIVED, AVANT TECHNOLOGIES, INC., a Nevada corporation (the "Borrower") hereby unconditionally promises to pay to the order of WIRED4HEALTH, INC., a Florida corporation (the "Noteholder") the principal amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($1,200,000.00) (the "Loan"),

together with all accrued interest thereon, as provided in this Promissory Note (this "Note").

1.	Payment Dates.

(a)              Payment Dates. The principal amount of the Loan shall be payable in twenty-four (24) equal consecutive monthly installments of FIFTY-TWO THOUSAND FOUR HUNDRED TWENTY-SEVEN DOLLARS AND TWENTY-TWO CENTS

($52,427.22) beginning on May 1, 2024, and continuing on the first (1st) day of every consecutive month (each such day a "Payment Date") thereafter until May 1, 2026. On May 1, 2026, all amounts then outstanding under this Note, including principal, accrued and unpaid interest, and any unpaid fees, shall be due and payable.

(b)              Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment.

(c)              No Reborrowing. Principal amounts repaid or prepaid may not be reborrowed.

2.	Interest.

(a)              Interest Rate. Except as provided in Section 2(b), the principal amount outstanding under this Note from time to time shall bear interest at a rate per annum (the "Interest Rate") equal to five percent (5%).

(b)              Interest Payment Dates. Interest shall start to accrue on May 1st, 2024, and shall be payable monthly in arrears on each Payment Date thereafter.

(c)              Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall continue to bear interest at a rate of 5% per annum, accrued daily. In addition, payments late in excess of five calendar days shall accrue a late payment fee equal to 5% of past due payment amount.

(d)              Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. For any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

(e)              Interest Rate Limitation. If at any time the Interest Rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

3.	Payment Mechanics.

(a)              Manner of Payment. All payments of principal and interest shall be made in US dollars no later than 5:00PM on the date on which such payment is due. Such payments shall be made by electronic funds transfer (ACH), company check, cashier's check, certified check, or wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b)              Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to accrued interest, and, third, to principal outstanding under this Note.

(c)              Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. "Business Day" means a day other than Saturday, Sunday, or other day on which commercial banks in Florida are authorized or required by law to close.

(d)              Evidence of Debt. The Borrower authorizes the Noteholder to record the date and amount of each payment or prepayment of the Loan. The entries made by the Noteholder shall be prima facie evidence of the existence and amount of the obligations of the Borrower recorded therein in the absence of manifest error. No failure to make any such record, nor any errors in making any such records, shall affect the validity of the Borrower's obligation to repay the unpaid principal of the Loan with interest in accordance with the terms of this Note.

4.                 Representations and Warranties. The Borrower represents and warrants to the Noteholder as follows:

(a)              Existence. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada. The Borrower has the requisite corporate power and authority to own, lease, and operate its property, and to carry on its business.

(b)              Compliance with Law. The Borrower is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Borrower, its property, and business.

(c)              Power and Authority. The Borrower has the requisite corporate power and authority to execute, deliver, and perform its obligations under this Note.

(d)              Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with applicable law. The Borrower has duly executed and delivered this Note.

5.                 Events of Default. The occurrence and continuance of any of the following shall constitute an "Event of Default" hereunder:

(a)              Failure to Pay & 10-Day Cure Period. The Borrower fails to pay any amount of the Loan when due under this Note. Borrower shall have the right to cure the default by paying all amounts then due within ten (10) days of its receipt of written notice of default from the Noteholder; provided, however, that Borrower may exercise its right to cure a default hereunder only one time during any twelve (12) month period.

(b)              Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholder herein contains an untrue or misleading statement of a material fact as of the date made; provided, however, no Event of Default shall be deemed to have occurred pursuant to this Section 5(b) if, within thirty (30) days of the date on which the Borrower receives notice (from any source) of such untrue or misleading statement, Borrower shall have addressed the adverse effects of such untrue or misleading statement to the reasonable satisfaction of the Noteholder.

(c)	Bankruptcy; Insolvency.

(i)                The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.

(ii)              An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.

(iii)            The Borrower makes a general assignment for the benefit of its creditors.

(iv)            The Borrower is unable, or admits in writing its inability, to pay its debts as they become due.

(v)              A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

(d)              Failure to Give Notice. The Borrower fails to give the notice of an Event of Default as specified in Section 6 below.

6.                 Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within two (2) Business Days, the Borrower shall notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7.                 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in Sections 5(c)(i), 5(c)(iii), or 5(c)(iv) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholder.

8.                 Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees, including the reasonable fees and expenses of counsel, incurred by the Noteholder in connection with the negotiation, documentation, and execution of this Note and the enforcement of the Noteholder's rights hereunder.

9.                 Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by electronic communication (including email, internet or intranet websites, or facsimile properly addressed (with written acknowledgment from the intended recipient such as "return receipt requested" function, return e-mail, or other written acknowledgment); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing:

(a)	If to the Borrower:

AVANT TECHNOLOGIES, INC.

Attn: Tim Lantz, CEO 5348 Vegas Drive

Las Vegas, NV 89108

Email: tlantz@avantpowersai.com

(b)	If to the Noteholder: WIRED4HEALTH, INC.

Attn: Paul Averill, CEO 250 International Parkway

Suite 134

Heathrow, FL 32746

Email: paverill@wired4health.com

10.             Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Florida.

11.	Disputes.

(a)	Submission to Jurisdiction.

(i)                The Borrower irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the courts of the State of Florida sitting in Seminole County, and in the United States District Court for the Middle District of Florida, and (B) submits to the exclusive jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Borrower in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii)              Nothing in this Section 11(a) shall affect the right of the Noteholder to bring any action, suit, or proceeding relating to this Note against the Borrower or its properties in the courts of any other jurisdiction.

(iii)            Nothing in this Section 11(a) shall affect the right of the Noteholder to serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(b)              Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Note in any court referred to in Section 11(a), and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

(c)              Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

12.             Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

13.             Integration. This Note constitutes the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

14.             Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

15.             No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

16.             Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

17.             Noteholder’s Security Interest. THIS NOTE IS SECURED BY A SECURITY INTEREST IN CERTAIN ASSETS OF BORROWER MORE FULLY DESCRIBED IN THE SECURITY AGREEMENT DATED THE SAME DATE AS THIS NOTE BETWEEN BORROWER, AS DEBTOR, AND NOTEHOLDER, AS SECURED PARTY.

18.             Documentary Stamp Taxes. Borrower is obligated to pay all documentary stamp, and any penalties and interest for the failure to pay the same, which may be due or become due in connection with this Note, and its failure to pay such amounts shall not become a defense to the enforcement of this Note.

19.             Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic ("pdf" or "tif" or any other electronic means that reproduces an image of the actual executed signature page) format shall be as effective as delivery of a manually executed counterpart of this Note.

20.             Governing Document. In the event of any inconsistency between this Promissory Note and the Asset Purchase Agreement attached hereto or any other document or instrument executed or delivered pursuant hereto or in connection herewith, the Asset Purchase Agreement shall govern.

21.             Electronic Execution. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic Signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures, pursuant to the Electronic Signature Act of 1996 (§ 668.001 et seq., Fla. Stat.) and the Uniform Electronic Transaction Act (§ 668.50, Fla. Stat.) as amended from time to time.

[SIGNATURE PAGE ATTACHED]

IN WITNESS WHEREOF, the Borrower has executed this Note as of April 5 , 2024.

BORROWER:

AVANT TECHNOLOGIES, INC., a Nevada corporation

By: ____/s/ Tim Lantz______

Name: Tim Lantz

Title: Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED BY

NOTEHOLDER:

WIRED4HEALTH, INC., a Florida Corporation

By: /s/ Paul Averill___

Name: Paul Averill

Title: Chief Executive Officer